CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 31, 1998 [except for note 11[b] which is as of September 26, 1998], with respect to the consolidated financial statements of Americlean, Inc. for the year ended March 31, 1998 in the Registration Statement (Form SB-2) and related Prospectus of Americlean, Inc. for the registration of 1,200,000 common shares.


/s/ Ernst & Young LLP
---------------------


Vancouver, Canada
May 13, 1999

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated December 16, 1998 relating to the combined financial statements of Boggs & Company, Inc. and JKG Group, Inc. appearing in such Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the outcome of certain going concern issues.

We also consent to the references to us under the headings "Experts" in such Prospectus.



  /s/ Bullard & Blanchard, PLLC
--------------------------------


  Charlotte, North Carolina
  May 14, 1999